Exhibit 99.1

TCP CAPITAL CORP. ANNOUNCES SECOND QUARTER 2013 FINANCIAL RESULTS;

NET INVESTMENT INCOME OF $0.38 PER SHARE;

AND EARNINGS OF $0.40 PER SHARE

SANTA MONICA, Calif., August 8, 2013 – TCP Capital Corp. (“we,” “us,” “our,” “TCPC” or the “Company”), a business development company (“BDC”) (NASDAQ: TCPC), today announced its financial results for the second quarter ended June 30, 2013 and filed its Form 10-Q with the U.S. Securities and Exchange Commission.

FINANCIAL HIGHLIGHTS

  Net investment income for the quarter ended June 30, 2013 was $8.9 million, or $0.38 per share on a diluted basis, after preferred dividends and net of $0.09 per share in incentive compensation on net investment income.
  Net increase in net assets resulting from operations for the quarter ended June 30, 2013 was $9.4 million, or $0.40 per share.
  Total acquisitions during the quarter ended June 30, 2013 were $130.6 million and total acquisitions net of total dispositions were $60.6 million.
  On August 8, 2013, our board of directors declared a third quarter dividend of $0.36 per share payable on September 30, 2013 to shareholders of record as of September 9, 2013.
  On May 24, we closed a follow-on offering of 5,175,000 shares of our common stock at $15.63 per share.
  On May 17, we closed a new $50 million revolving credit facility with Deutsche Bank, which has an accordion feature that allows for expansion of the facility up to $100 million.

“We are pleased with our second quarter results,” said TCP Capital Corp.’s Chairman and CEO, Howard Levkowitz. “Our strong earnings this quarter were almost entirely from recurring income. This quarter we also significantly expanded our financing flexibility and we deployed $131 million this quarter into 13 investments, the highest level since our IPO.  We continue to see a robust pipeline of deal flow across a variety of industries. As we continue to grow our portfolio, we will take a highly selective approach to choosing investments with a focus on delivering strong risk adjusted returns to our shareholders.”

PORTFOLIO AND INVESTMENT ACTIVITY

As of June 30, 2013, our investment portfolio consisted of debt and equity positions in 57 portfolio companies with a total fair value of approximately $571.8 million. Debt positions represented approximately 93% of the portfolio fair value, 97% of which were senior secured debt. Equity positions represented approximately 7% of our investment portfolio.

As of June 30, 2013, the weighted average annual effective yield of our debt portfolio was approximately 10.9%.(1) As of June 30, 2013, approximately 74% of our debt portfolio at fair value had floating interest rates, approximately 93% of which had interest rate floors, and approximately 26% of our debt portfolio had fixed interest rates. As of June 30, 2013, we had no debt investments on non-accrual status.

(1) Weighted average annual effective yield includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes market discount, any prepayment and make-whole fee income, and any debt investments on non-accrual status.

During the three months ended June 30, 2013, we invested approximately $130.6 million in eleven new and two existing portfolio companies. The investments were comprised of $117.0 million in senior secured floating rate loans and, $13.6 million in senior secured notes. Additionally, we received proceeds from sales and repayments of investment principal of approximately $70.0 million. We expect to continue to invest in senior secured loans, bonds and subordinated debt, as well as select equity investments, to obtain a high level of current income and create the potential for appreciation, with an emphasis on principal protection.

As of June 30, 2013, total assets were $623.4 million, net assets applicable to common shareholders was $398.2 million and net asset value per share was $14.94, as compared to $530.0 million, $320.2 million, and $14.91 per share, respectively on March 31, 2013.

CONSOLIDATED RESULTS OF OPERATIONS

Total investment income for the three months ended June 30, 2013 was approximately $14.5 million, or $0.61 per share, including $0.01 per share from non-recurring fee income, $0.02 per share from original issue discount accretion and $0.01 per share from income paid in kind. This reflects our policy of recording interest income, adjusted for amortization of premium and accretion of discount, on an accrual basis. Origination, structuring, closing, commitment, and similar upfront fees received in connection with the outlay of capital are generally amortized or accreted into interest income over the life of the respective debt investment. Total investment income was net of $0.6 million of depreciation expense from aircraft we own and lease (through portfolio trusts), or $0.03 per share.

Total operating expenses for the three months ended June 30, 2013 were approximately $3.0 million, or $0.13 per share. Dividends accrued on the preferred leverage facility were approximately $0.4 million, or $0.02 per share. We also incurred incentive compensation from net investment income of $2.2 million, or $0.09 per share, incentive compensation from realized gains of $0.3 million, or $0.01 per share, and a reduction in the reserve for incentive compensation of $0.1 million, or $0.01 per share. Excluding incentive compensation, annualized second quarter expenses, including all costs of leverage (both interest expense and preferred dividends), were 3.7% of average net assets.

Net investment income for the three months ended June 30, 2013 was approximately $11.5 million, or $0.48 per share, before related incentive compensation and preferred dividends. Net investment income after related incentive compensation and preferred dividends was $8.9 million, or $0.38 per share.

Net realized losses for the three months ended June 30, 2013 were $4.1 million, or $0.17 per share. Net realized losses primarily reflected a charge on the recapitalization of AGY.  The initial AGY investment was part of our legacy distressed debt strategy and has generated substantial cash interest income. During the three months ended June 30, 2013, we recognized $4.8 million, or $0.20 per share, in net unrealized appreciation from mark to market adjustments throughout our portfolio and reversals of prior period unrealized depreciation.

Net increase in net assets applicable to common shareholders resulting from operations for the three months ended June 30, 2013 was $9.7 million, or $0.40 per share, as compared to $12.8 million, or $0.60 per share for the quarter ended March 31, 2013.

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2013, available liquidity was approximately $100.6 million, comprised of approximately $108 million in available capacity under the credit facilities, less $7.4 million in net outstanding investment commitments (net of approximately $40.0 million in cash and cash equivalents).

Total leverage outstanding at June 30, 2013 was $167.0 million, comprised of $33.0 million on our revolving credit facilities and $134.0 million on our preferred equity facility. The weighted average interest rate on amounts outstanding on the total leverage facility as of June 30, 2013 was 1.39%.

Leverage Program ($300 million):	Rate	Maturity
$116mm Partnership Credit Facility	LIBOR + 0.44%	July 2014
$50 mm TCPC Funding Credit Facility*	LIBOR + 2.75%	May 2016
$134mm Preferred Equity Facility	LIBOR + 0.85%	July 2016

*$25 million at June 30, 2013, automatically increasing to $50 million in August 2013

RECENT DEVELOPMENTS

On August 8, 2013, the Company’s board of directors declared a third quarter cash dividend of $0.36 per share payable on September 30, 2013 to stockholders of record as of the close of business on September 9, 2013.

The Company submitted an application for a SBIC license and received a “Green Light” letter from the U.S. Small Business Administration allowing the Company to proceed with the application process. The Company subsequently received acceptance of its follow-up application.

Philip Tseng, a managing partner of Tennenbaum Capital Partners, LLC, who has been with the Advisor since 2004, will join our Investment Committee as a replacement for Michael E. Tennenbaum.

CONFERENCE CALL AND WEBCAST

TCP Capital Corp. will host a conference call on Thursday, August 8, 2013 at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time) to discuss its second quarter results. All interested parties are invited to participate in the conference call by dialing (866) 393-0571; international callers should dial (206) 453-2872. Participants should enter the Conference ID 13821590 when prompted. For a slide presentation that we intend to refer to on the earnings conference call, please visit the Investor Relations section of our website (www.tcpcapital.com) and click on the Second Quarter 2013 Investor Presentation under Events and Presentations. The conference call will be webcast simultaneously in the investor relations section of our website at http://investors.tcpcapital.com/. An archived replay of the call will be available approximately two hours after the live call, through August 15, 2013. For the replay, please visit http://investors.tcpcapital.com/events.cfm or dial (855) 859-2056. For international replay, please dial (404) 537-3406. For all replays, please reference program ID number 13821590.

TCP Capital Corp.
Consolidated Statements of Assets and Liabilities

	June 30, 2013	December 31, 2012
	(unaudited)
Assets
Investments, at fair value:
Unaffiliated issuers (cost of $561,129,297 and $508,302,758, respectively)	$501,648,852	$440,772,190
Controlled companies (cost of $43,776,456 and $44,964,189 respectively)	20,863,780	22,489,208
Other affiliates (cost of $51,724,840 and $55,803,421, respectively)	49,249,412	54,421,689
Total investments (cost of $656,630,593 and $609,070,368, respectively)	571,762,044	517,683,087

Cash and cash equivalents	40,065,668	18,035,189
Accrued interest income:
Unaffiliated issuers	5,483,176	4,039,149
Controlled companies	47,773	53,524
Other affiliates	807,362	482,634
Receivable for investments sold	2,695,000	7,727,415
Deferred debt issuance costs	1,234,215	696,018
Unrealized appreciation on swaps	271,816	179,364
Prepaid expenses and other assets	1,041,845	345,722
Total assets	623,408,899	549,242,102

Liabilities
Debt	33,000,000	74,000,000
Incentive allocation payable	2,476,035	—
Payable for investments purchased	50,179,344	21,814,819
Interest payable	225,981	119,233
Payable to the Investment Manager	625,006	109,200
Management and advisory fees payable	1,940,295	—
Accrued expenses and other liabilities	1,938,607	2,685,015
Total liabilities	90,385,268	98,728,267

Preferred equity facility
Series A preferred limited partner interests in Special Value Continuation Partners, LP;
$20,000/interest liquidation preference; 6,700 interests authorized, issued and outstanding	134,000,000	134,000,000
Accumulated dividends on Series A preferred equity facility	491,163	526,285
Total preferred limited partner interests	134,491,163	134,526,285

Non-controlling interest
General Partner interest in Special Value Continuation Partners, LP	344,310	—

Net assets applicable to common shareholders	$398,188,158	$315,987,550

Composition of net assets applicable to common shareholders
Common stock, $0.001 par value; 200,000,000 shares authorized, 26,654,701 and 21,477,628
shares issued and outstanding as of June 30, 2013 and December 31, 2012, respectively	26,655	21,478
Paid-in capital in excess of par	522,439,540	444,234,060
Accumulated net investment income	23,502,379	22,526,179
Accumulated net realized losses	(62,601,363)	(59,023,861)
Accumulated net unrealized depreciation	(85,179,053)	(91,770,306)
Net assets applicable to common shareholders	$398,188,158	$315,987,550

Net assets per share	$14.94	$14.71

See accompanying notes.

TCP Capital Corp.
Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012 (1)	2013	2012 (1)
Investment income
Interest income:
Unaffiliated issuers	$12,247,602	$8,824,978	$27,487,968	$16,977,526
Controlled companies	312,268	—	642,585	—
Other affiliates	1,202,653	1,562,916	2,096,165	3,245,630
Dividend income:
Other affiliates	—	—	—	1,811,189
Other income:
Unaffiliated issuers	419,415	520,580	576,948	520,580
Controlled companies	168,604	—	311,515	—
Other affiliates	118,653	177,984	219,756	345,858
Total investment income	14,469,195	11,086,458	31,334,937	22,900,783

Operating expenses
Management and advisory fees	1,940,295	1,552,867	3,905,033	3,249,664
Professional fees relating to the Conversion	—	—	—	411,523
Administrative expenses	167,808	—	335,616	—
Amortization of deferred debt issuance costs	142,914	109,771	251,478	219,542
Legal fees, professional fees and due diligence expenses	162,152	270,991	301,204	361,776
Interest expense	186,702	9,929	323,109	56,448
Commitment fees	38,506	70,153	61,094	132,361
Director fees	72,000	46,500	143,809	100,000
Insurance expense	42,522	27,072	78,795	55,963
Custody fees	30,232	23,469	59,651	46,503
Other operating expenses	224,535	54,668	417,506	107,863
Total operating expenses	3,007,666	2,165,420	5,877,295	4,741,643
Net investment income before taxes	11,461,529	8,921,038	25,457,642	18,159,140
Excise tax expense	—	—	—	502,978
Net investment income	11,461,529	8,921,038	25,457,642	17,656,162

Net realized and unrealized gain (loss) on investments and foreign currency
Net realized gain (loss):
Investments in unaffiliated issuers	(4,095,160)	2,928,909	(3,577,502)	(3,104,104)
Investments in non-controlled affiliates	—	—	—	718,845
Net realized gain (loss)	(4,095,160)	2,928,909	(3,577,502)	(2,385,259)
Net change in net unrealized appreciation/depreciation	4,753,522	(5,426,269)	6,591,253	(4,999,802)
Net realized and unrealized gain (loss)	658,362	(2,497,360)	3,013,751	(7,385,061)

Dividends paid on Series A preferred equity facility	(392,669)	(373,691)	(786,082)	(745,183)
Net change in accumulated dividends on Series A
preferred equity facility	19,111	(23,786)	35,122	(67,093)
Distributions of incentive allocation to the General Partner
from net investment income	(2,217,594)	—	(4,941,336)	—
Distributions of incentive allocation to the General Partner
from net realized gains	(258,441)	—	(258,441)	—
Net change in reserve for incentive allocation	126,768	—	(344,310)	—
Net increase in net assets applicable to common
shareholders resulting from operations	$9,397,066	$6,026,201	$22,176,346	$9,458,825
Basic and diluted earnings per common share	$0.40	$0.28	$0.98	N/A
Basic and diluted weighted average common shares
outstanding	23,639,742	21,475,635	22,564,670	N/A

See accompanying notes.

(1) Prior to the Conversion on April 2, 2012, the Company's portfolio had different objectives.

ABOUT TCP CAPITAL CORP.

TCP Capital Corp. (NASDAQ: TCPC) is a specialty finance company focused on performing credit lending to middle-market companies with established market positions. TCPC focuses on companies with differentiated products and strong regional or national operations and where it has deep industry knowledge and expertise. TCPC’s investment objective is to seek to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. TCPC is a publicly-traded business development company, or BDC, regulated under the Investment Company Act of 1940 and is externally managed by its advisor, Tennenbaum Capital Partners, LLC, a leading alternative investment manager. For more information, visit www.tcpcapital.com.

FORWARD-LOOKING STATEMENTS

Prospective investors considering an investment in TCP Capital Corp. should consider the investment objectives, risks and expenses of the company carefully before investing. This information and other information about the company are available in the company's filings with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC's website at www.sec.gov and the company's website at www.tcpcapital.com. Prospective investors should read these materials carefully before investing.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the "Risks" section of the company's prospectus supplement dated May 21, 2013 and the company's subsequent periodic filings with the SEC. Copies are available on the SEC's website at www.sec.gov and the company's website at www.tcpcapital.com. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. The company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

SOURCE:

TCP Capital Corp.

CONTACT

TCP Capital Corp.
Jessica Ekeberg

310-566-1094

investor.relations@tcpcapital.com